Exhibit 99.1
PRESS RELEASE
INX Announces Record 4th Quarter and Year Results
HOUSTON—(BUSINESS WIRE)—March 6, 2008—INX Inc. (Nasdaq: INXI; the “Company”; or “INX”) announced record revenue and record earnings for its 4th quarter and year ended December 31, 2007.
In summary, for the quarter ended December 31, 2007 compared to the same period in the prior year:
•	Total revenue increased 23.5% to $56.6 million from $45.8 million.
•	Product revenue increased 22.0% to $48.6 million from $39.8 million, with gross profit on product revenue increasing 13.4% to $8.8 million, or 18.0% of product revenue, compared to $7.7 million, or 19.4% of product revenue.

•	Service revenue increased 33.5% to $8.0 million from $6.0 million, with gross profit on service revenue increasing 75.7% to $2.8 million, or 35.0% of service revenue, compared to $1.6 million, or 26.5% of service revenue.
•	Gross profit on total revenue increased 24.0% to $11.5 million, or 20.4% of total revenue, compared to $9.3 million, or 20.3% of total revenue.

•	Operating income increased 30.8% to $1.1 million, or 2.0% of total revenue, compared to $877,000, or 1.9% of total revenue.

•	Net income from continuing operations before income taxes increased 24.3% to $1.1 million compared to $859,000

•	Net income was $1.3 million compared to $696,000.

•	Diluted earnings per share from continuing operations was $0.16 compared to $0.11.

•	Diluted earnings per share was $0.16 compared to $0.09.

•	On a non-GAAP basis (as defined below):
•	Non-GAAP net income was $1,146 compared to $1,014.

•	Non-GAAP diluted earnings per share was $0.14 compared to $0.14.
For the year ended December 31, 2007, compared to the same period in the prior year:
•	Total revenue increased 33.3% to $208.0 million from $156.0 million.
•	Product revenue increased 33.3% to $180.3 million from $135.3 million, with gross profit on product revenue increasing 26.3% to $31.8 million, or 17.6% of product revenue, compared to $25.1 million, or 18.6% of product revenue.

•	Service revenue increased 33.6% to $27.7 million from $20.7 million, with gross profit on service revenue increasing 47.3% to $7.9 million, or 28.6% of service revenue, compared to $5.4 million, or 25.9% of service revenue.
•	Gross profit on total revenue increased 30.0% to $39.6 million, or 19.1% of total revenue, compared to $30.5 million, or 19.5% of total revenue.

•	Operating income increased 95.6% to $3.5 million, or 1.7% of total revenue, compared to $1.8 million, or 1.1% of total revenue.

•	Net income from continuing operations before income taxes increased 119.7% to $3.4 million compared to $1.5 million.

•	Net income was $3.7 million compared to $1.2 million.

•	Diluted earnings per share from continuing operations was $0.45 compared to $0.21.

•	Diluted earnings per share was $0.47 compared to $0.16.

•	On a non-GAAP basis (as defined below):
•	Non-GAAP net income was $3,993 compared to $1,936.

•	Non-GAAP diluted earnings per share was $0.50 compared to $0.27.
Commenting on the results, James Long, INX’s Chairman and CEO, stated, “While economic activity and customer spending slowed somewhat towards the end of the fourth quarter, INX produced record revenue and earnings for the quarter and for the year. Although our expectations for the fourth quarter were for somewhat higher revenue in the fourth quarter, we are pleased with the overall financial progress INX made for the year, and for the quarter, given the somewhat subdued customer spending environment. In 2007 we continued to lead the industry in revenue growth while improving our operating profit margin. This resulted in revenue growth of over 33% and operating income growth of over 95%. On a diluted per share basis for 2007, our revenue increased 21%, operating profit increased 78%, and non-GAAP EPS increased 126%. Net cash provided by continuing operations for the year was $1.25 per diluted share. INX’s record financial results for the year and for the fourth quarter are something that all of our team members should be proud of, and I would like to take this opportunity to thank them, as well as our customers, for our success in 2007.”
Commenting on the recent trends in the Company’s business, Mark Hilz, INX’s President and Chief Operating Officer, stated, “2007 was a very productive year in spite of a slowdown in economic activity and enterprise customer spending activity in the U.S. in the second half of the year. INX continued to execute effectively on our strategy. We were recognized by Cisco for Customer Satisfaction Excellence. We obtained National Partner status with Cisco. We moved our stock listing to the Nasdaq Global Market, increased operating credit facilities to support substantially higher levels of revenue, obtained a credit facility to fund acquisitions, and made our largest acquisition to date. All of this was achieved while growing revenue 33%, operating income by 96% and diluted non-GAAP earnings per share by 85%. We have continued our progress into the early part of 2008 with the recent announcements of important new certifications from Cisco, as a Master of Security, and as a Cisco Powered Managed Services Partner, and we are confident about the positive long-term prospects for INX.”
OUTLOOK:
The following statements made by the Company are “forward-looking statements” and are subject to the Safe Harbor Statement set forth below.
As we stated in our outlook at the beginning of 2007, we continue to believe our efforts towards creating a strong national presence, along with both the increasing complexity and use of enterprise-class IP communications systems, will result in continued growth opportunities over the next several years. At the beginning of 2007 we stated that one of our key long-term goals was to improve profitability at a faster rate than the growth of revenue to improve our operating profit margin. While we made progress towards that goal in 2007, there is still substantial room for improvement to reach our goal of 4%-7% operating profit margin, which continues to be one of our key financial goals.
Over a multi-year period we continue to expect our operating profit margin percentage to trend upward slightly as we continue to achieve leverage on certain operating expenses and as higher gross margin service revenues become a higher percentage of our total revenue. However, as we stated in our last quarterly outlook, we expect the acquired Select, Inc. operations to generate below normal operating profit margins for the near-term because we have not yet achieved all of the expected benefits of integration and because we continue to incur integration costs during the first quarter. We expect that the revenue generated from an acquisition to generate below-normal operating profit margin percentage during the first several quarters following the transaction due to integration costs, and the phase-in of cost reductions and synergies. While we continue to maintain a long-term goal of producing operating profit margins in a range of 4% to 7%, our ability to achieve improvement of operating profit margin percentage through leverage of operating expenses is dependent upon our ability to increase revenue, and thus our ability to improve operating profit margin percentage is a function of revenue growth, not time.
Although 2008 is a year that begins with economic uncertainty, industry trends continue to favor strong growth over a multi-year period for the advanced technologies segments of the IP networking industry that INX has always been focused on, and which segments are forecasted to be the fastest growing areas of the networking industry. We believe INX is uniquely well positioned to take advantage of the way the IP network is becoming the platform for all business communications due to our focused expertise, our growing national presence and our financial strength.
In spite of recent economic uncertainty and other factors that promote a desire by enterprise organizations to delay moving forward with large spending projects, we are still witnessing reasonable organic growth that we believe exceeds industry growth. Based on completed revenue for the first two months of the quarter, recent order bookings trends, current backlog, and our sales pipeline, we expect total revenue for our 1st quarter ending March 31, 2008 to be in the range of $55 million to $60 million, an increase of approximately 20% to 31% as compared to the prior year period.
CONFERENCE CALL AND WEBCAST:
An investor conference call is scheduled to begin at 4:30 p.m. Eastern Standard Time today, March 6, 2008, to present the Company’s results and updated outlook as well as provide an opportunity to answer analyst’s and investors’ questions in a public format.
James Long, Chairman and Chief Executive Officer; Mark Hilz, President and Chief Operating Officer; and Brian Fontana, Chief Financial Officer, are scheduled to be on the call to discuss the quarter’s results and respond to investors’ questions.
The conference call will begin promptly at the scheduled time. Investors wishing to participate should call the telephone number at least five minutes prior to that time.
To access the conference call within the U.S., dial 877-809-2547. For international/toll access, dial 706-634-9510. The conference call will begin promptly at the scheduled time.
A slide presentation related to the information that will be presented on the call will be available for viewing during the conference call. To access the presentation via the web, participants should access www.inxi.com/Webcasts/Q407call at least ten (10) minutes prior to the call and log in to ensure web browser compatibility. Following the call, the above link will provide investors with the ability to access the presentation and listen to the conference call.
Beginning approximately one hour after the end of the conference call and ending on April 4, 2008, a replay of the conference call will be accessible by calling either 800-642-1687 from within the U.S., or 706-645-9291 for international/toll access. The replay of the conference call will also be available by the following morning, and until at least April 4, 2008, for listening via the Internet from the Company’s web site at www.inxi.com/Webcasts/Q407call.
SAFE HARBOR STATEMENT:
The statements contained in this document and conference call and related presentation that are not statements of historical fact including but not limited to, statements identified by the use of terms such as “anticipate,” “appear,” “believe,” “could,” “estimate,” “expect,” “hope,” “indicate,” “intend,” “likely,” “may,” “might,” “plan,” “potential,” “project,” “seek,” “should,” “will,” “would,” and other variations or negative expressions of these terms, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on current expectations and are subject to a number of risks and uncertainties. We do not have contracts in hand that will generate the revenue that we expect for the current and future quarters for which we attempt to predict future events in the Outlook section of this press release above. The actual results of the future events described in the forward-looking statements could differ materially from those stated in the forward-looking statements due to numerous factors, including:
•	Market and economic conditions, including capital expenditures by enterprises for communications products and services.

•	Whether the Company obtains anticipated contracts and other business, the timing of obtaining same, and the size and profitability of such contracts and business.

•	The Company’s ability to attract and retain key management, sales and technical staff, and to successfully manage its technical employee resources, which is key to maintaining gross margin on services revenue.

•	The Company’s ability to finance its business operations.

•	Risks associated with the Company’s entry into new markets and the ability of the Company to increase revenues and gain market share in recently opened new markets.

•	The Company’s ability to obtain sufficient volumes of products for resale and maintain its relationship with its key supplier, Cisco Systems, Inc.

•	The continuance of, and the Company’s ability to qualify for, sales incentive programs from its key supplier.

•	The Company’s ability to successfully market its new RouteStep Communications products.

•	The Company’s ability to identify suitable acquisition candidates and successfully integrate acquired companies, and the risk of unexpected liabilities or loss of customers and other unforeseeable risks associated with making acquisitions.

•	The Company’s ability to grow its revenues in newly opened offices in new markets.

•	The Company’s ability to manage its business in a manner that results in increased revenues without a proportional increase in costs of operating its business.

•	Unexpected customer contract cancellations.

•	Unexpected losses related to customer credit risk.

•	Uncertainties related to rapid changes in the information and communications technology industries.

•	Catastrophic events.

•	Other risks and uncertainties set forth from time to time in the Company’s public statements and its most recent Annual Report filed with the SEC on Form 10-K/A for 2006, as well as the soon-to-be-filed Form 10-K for 2007, which the Company makes available on its web site in PDF format at www.inxi.com/Information/sec.asp.
Recipients of this document are cautioned to consider these risks and uncertainties and to not place undue reliance on these forward-looking statements. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s most recent reports on Form 10-K and Form 10-Q, each as it may be amended from time to time. The Company’s past results of operations are not necessarily indicative of its operating results for any future periods. All information in this press release is as of March 6, 2008, and the Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto, or any change in events, conditions or circumstances upon which any statement is based.
ABOUT INX INC.:
INX Inc. (NASDAQ:INXI — News) is a network infrastructure professional services firm delivering best-of-class “Business Ready Networks” to enterprise organizations. We offer a full suite of Advanced Technology solutions that support the entire life-cycle of IP Communications systems. Services include design, implementation and support of IP network infrastructure for enterprise organizations including routing and switching, IP Telephony, messaging, wireless, network storage and security. Operating in a highly focused manner provides a level of expertise that enables us to better compete in the markets we serve. Our customers for enterprise-level Cisco-centric advanced technology solutions include large enterprises organizations such as corporations, public schools as well as federal, state and local governmental agencies. Because we have significant experience implementing and supporting the critical technology building blocks of IP Telephony systems and other IP Communications advanced technology solutions for enterprises, we believe we are well positioned to deliver superior solutions and services to our customers. Additional information about INX can be found on the Web at www.INXI.com.

Contact:
INX Inc.
Brian Fontana, 713-795-2000
Chief Financial Officer
Brian.Fontana@INXI.com

ABOUT NON-GAAP MEASURES
In its communications with investors, the Company references certain non-GAAP financial measures, which differ from GAAP measurements by the amount of non-cash equity compensation from continuing operations, non-cash income tax expense associated with continuing operations, and discontinued operations. The Company believes that providing non-GAAP net income in its communications with investors is useful to investors for a number of reasons. As presented, the non-GAAP net income provides a consistent basis of presentation for investors to understand the Company’s financial performance in comparison to historical periods using the same methodology and information that the Company’s management uses to evaluate the Company’s performance, which the Company believes is useful to investors. A reconciliation of non-GAAP financial measures to GAAP basis can be found below.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006
GAAP net income	$1,311	$696	$3,735	$1,195
Equity-based compensation expense from continuing operations	223	154	743	425
Non-cash income tax expense (benefit) from continuing operations	(402)	—	(402)	—
Discontinued operations	14	164	(83)	316

Non-GAAP net income	$1,146	$1,014	$3,993	$1,936

Non-GAAP net income per diluted share	$0.14	$0.14	$0.50	$0.27

Shares used in computing non-GAAP net income per diluted share	8,408,437	7,500,976	8,027,286	7,293,737

INX INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended December 31,
	2007	2006
	(In thousands, except share and
	per share amounts)
Revenue:
Products	$48,621	$39,837
Services	7,978	5,978

Total revenue	56,599	45,815

Cost of goods and services:
Products	39,868	32,115
Services	5,189	4,391

Total cost of goods and services	45,057	36,506

Gross profit	11,542	9,309
Selling, general and administrative expenses	10,395	8,432

Operating income	1,147	877
Interest (expense)	(181)	(72)
Interest income	102	38
Other income (expense), net	—	16

Income from continuing operations before income taxes	1,068	859
Income tax (benefit)	(257)	(1)

Net income from continuing operations	1,325	860
Loss from discontinued operations, net of taxes	(14)	(164)

Net income	$1,311	$696

Net income (loss) per share:
Basic:
Net income from continuing operations	$0.18	$0.13
Loss from discontinued operations, net of taxes	(0.02)	(0.02)

Net income per share	$0.16	$0.11

Diluted:
Net income from continuing operations	$0.17	$0.11
Loss from discontinued operations, net of taxes	(0.01)	(0.02)

Net income per share	$0.16	$0.09

Shares used in computing net income (loss) per share:
Basic	7,499,620	6,571,826

Diluted	8,408,437	7,500,976

INX INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)

	Year Ended December 31,
	2007	2006
	(Unaudited)
Revenue:
Products	$180,311	$135,317
Services	27,656	20,696

Total revenue	207,967	156,013

Cost of goods and services:
Products	148,564	110,185
Services	19,756	15,331

Total cost of goods and services	168,320	125,516

Gross profit	39,647	30,497
Selling, general and administrative expenses	36,152	28,710

Operating income	3,495	1,787
Interest (expense)	(354)	(273)
Interest income	286	42
Other income (expense), net	(11)	(1)

Income from continuing operations before income taxes	3,416	1,555
Income tax expense (benefit)	(236)	44

Net income from continuing operations	3,652	1,511
Income (loss) from discontinued operations, net of taxes	83	(316)

Net income	$3,735	$1,195

Net income (loss) per share:
Basic:
Net income from continuing operations	$0.52	$0.24
Income (loss) from discontinued operations, net of taxes	0.01	(0.05)

Net income per share	$0.53	$0.19

Diluted:
Net income from continuing operations	$0.45	$0.21
Income (loss) from discontinued operations, net of taxes	0.02	(0.05)

Net income per share	$0.47	$0.16

Shares used in computing net income (loss) per share:
Basic	7,026,623	6,318,674

Diluted	8,027,286	7,293,737

INX INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and par value amounts)

	December 31,
	2007	2006
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$9,340	$1,795
Accounts receivable — trade, net of allowance of $470 and $299	45,128	42,424
Inventory, net	1,439	1,157
Deferred income taxes	2,100	—
Other current assets	2,062	2,086

Total current assets	60,069	47,462
Property and equipment, net of accumulated depreciation of $3,728 and $2,414	4,421	3,854
Goodwill	16,603	10,891
Intangible assets, net of accumulated amortization of $1,592 and $1,264	3,148	283
Other assets	—	30

Total assets	$84,241	$62,520

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Notes payable	$6,200	$4,609
Accounts payable	37,233	28,798
Accrued payroll and related costs	3,788	3,362
Accrued expenses	1,825	1,676
Other current liabilities	1,440	1,385

Total current liabilities	50,486	39,830

Long-term liabilities:
Deferred income taxes	1,565	—
Other long-term liabilities	163	306

Total long-term liabilities	1,728	306

Commitments and Contingencies
Stockholders’ Equity:
Preferred stock, $.01 par value, 5,000,000 shares authorized, no shares issued	—	—
Common stock, $.01 par value, 15,000,000 shares authorized, 7,548,892 and 6,603,070 issued	75	66
Additional paid-in capital	36,497	30,598
Accumulated deficit	(4,545)	(8,280)

Total stockholders’ equity	32,027	22,384

Total liabilities and stockholders’ equity	$84,241	$62,520